Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Winthrop Realty Trust of our report dated February 19, 2010, relating to the financial statements of Lex-Win Concord LLC, which appears in Winthrop Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 14, 2012